                                                                     Exhibit 11

                      THE COOPER COMPANIES, INC. AND SUBSIDIARIES
                   Calculation of Net Income (Loss) Per Common Share
                         (In thousands, except per share figures)
                                    (Unaudited)


                                                                                   Three Months Ended
                                                                                       January 31,
                                                                               -------------------------
                                                                                  1994             1993
                                                                               ----------       --------

Primary:
Loss from continuing operations
    before extraordinary items                                                 $   (5,150)      $ (2,684)
Less, dividend requirements on
    Senior Exchangeable Redeemable
    Restricted Voting Preferred Stock                                                   0            160
Loss from continuing operations
    before extraordinary items                                                     (5,150)        (2,844)
Loss on sale of discontinued operations,
    net of taxes                                                                        0              0
                                                                               ----------       --------

Loss before extraordinary items                                                    (5,150)        (2,844)
Extraordinary items                                                                     0            924
                                                                               ----------       --------
Loss per common share                                                          $   (5,150)      $ (1,920)
                                                                               ----------       --------
                                                                               ----------       --------
Weighted average number of common
    shares outstanding                                                             30,410         30,189
Contingently issuable shares out-
    standing                                                                            0              0
                                                                               ----------       --------
Weighted average number of common
    and common equivalent shares
    outstanding for primary earnings
    per share                                                                      30,410         30,189
                                                                               ----------       --------
                                                                               ----------       --------
Earnings (loss) per common share:
    Continuing operations                                                      $    (0.17)      $  (0.09)
    Discontinued operations                                                          0.00           0.00
                                                                               ----------       --------
    Loss before extraordinary items                                                 (0.17)      $  (0.09)
    Extraordinary items                                                              0.00           0.03
                                                                               ----------       --------
Loss per common share                                                          $    (0.17)      $  (0.06)
                                                                               ----------       --------
                                                                               ----------       --------

                                                                                   Three Months Ended
                                                                                       January 31,
                                                                               -------------------------
                                                                                  1994             1993
                                                                               ----------       --------

Fully diluted:
Loss from continuing operations
    before extraordinary items                                                 $   (5,150)      $ (2,684)
Less, dividend requirements on Senior
    Exchangeable Redeemable Restricted
    Voting Preferred Stock                                                              0            160
                                                                               ----------       --------
Loss from continuing operations
    before extraordinary items                                                     (5,150)        (2,844)
Loss on sale of discontinued
    operations, net of taxes                                                            0              0
                                                                               ----------       --------
Loss before extraordinary items                                                    (5,150)        (2,844)
Extraordinary items                                                                     0            924
                                                                               ----------       --------
Loss per common share                                                          $   (5,150)      $ (1,920)
                                                                               ----------       --------
                                                                               ----------       --------
Weighted average number of common
    shares outstanding                                                             30,410         30,189
Contingently issuable shares out-
    standing                                                                            0              0
                                                                               ----------       --------
Weighted average number of common
    and common equivalent shares
    outstanding for fully diluted
    earnings per share                                                             30,410         30,189
                                                                               ----------       --------
                                                                               ----------       --------
Earnings (loss) per common share:
    Continuing operations                                                       $   (0.17)       $ (0.09)
    Discontinued operations                                                          0.00           0.00
                                                                               ----------       --------
    Loss before extraordinary items                                                 (0.17)         (0.09)
    Extraordinary items                                                              0.00           0.03
                                                                               ----------       --------
Loss per common share                                                          $    (0.17)       $ (0.06)
                                                                               ----------       --------
                                                                               ----------       --------